Exhibit 99.1

KINGSWAY REPORTS FOURTH QUARTER AND FULL YEAR 2025 FINANCIAL RESULTS

-- Q4 2025 Revenue Growth of 30% to $38.6 Million --

-- Q4 2025 KSX Revenue Growth of 64% to $20.3 Million --

-- Q4 2025 Extended Warranty Revenue Growth of 6% to $18.3 Million; Extended Warranty Cash Sales up 11% --

-- Reiterate Target of 3 to 5 Acquisitions in 2026 --

-- Double-Digit Organic Growth Budgeted for both KSX and Extended Warranty in 2026 --

Management to Host Conference Call Tuesday, March 12, 2026, at 5 p.m. ET

Chicago - (March 12, 2026) - (NYSE: KFS) Kingsway Financial Services Inc. (“Kingsway” or the “Company”), the only publicly-traded US company employing the Search Fund model to acquire and build great businesses, today announced its operating results for the three and twelve months ended December 31, 2025.

Fourth Quarter 2025 Financial Highlights Compared To Fourth Quarter 2024

●	Consolidated revenue increased 30.1% to $38.6 million, compared to $29.6 million.
o	Kingsway Search Xcelerator (“KSX”) revenue increased 63.6% to $20.3 million, compared to $12.4 million.
o	Extended Warranty revenue increased 6.1% to $18.3 million, compared to $17.2 million; Extended Warranty cash sales increased 11.3%.

●	Consolidated net loss was $1.6 million, compared to a net loss of $1.5 million.

●	Consolidated adjusted EBITDA was $2.7 million, compared to $3.4 million.
o	KSX adjusted EBITDA increased by 28.6% to $2.5 million, compared to $1.9 million.
o	Extended Warranty adjusted EBITDA was $0.8 million, compared to $2.4 million.

●	The Company had total net debt of $62.4 million as of December 31, 2025, compared with $61.4 million as of September 30, 2025.

Full Year 2025 Financial Highlights Compared To Full Year 2024

●	Consolidated revenue increased 23.4% to $135.0 million, compared to $109.4 million.
o	KSX revenue increased 58.5% to $64.2 million, compared to $40.5 million.
o	Extended Warranty revenue increased 2.8% to $70.8 million, compared to $68.9 million; Extended Warranty cash sales increased 9.2%.

●	Consolidated net loss was $10.3 million, compared to a net loss of $8.3 million.

●	Consolidated adjusted EBITDA was $7.8 million, compared to $11.0 million.
o	KSX adjusted EBITDA increased by 40.8% to $9.5 million, compared to $6.7 million.
o	Extended Warranty adjusted EBITDA was $3.1 million, compared to $7.5 million.

●	The Company had total net debt of $62.4 million as of December 31, 2025, compared with $52.0 million as of December 31, 2024.

Business Highlights

●	Portfolio LTM EBITDA for the operating companies was $22.0 million to $23.0 million as of December 31, 2025; see “Non-U.S. GAAP Financial Measures” below for further explanation of this metric.

●	On January 5, 2026, the Company’s wholly-owned subsidiary, Ravix Group, Inc. ("Ravix"), acquired the assets of Ledgers, Inc. ("Ledgers"), a provider of outsourced accounting services based in the state of Illinois. The business is expected to add unaudited pro-forma annual adjusted EBITDA of $0.4 million to Kingsway.

Management Commentary

“2025 was a year of meaningful progress for Kingsway,” said JT Fitzgerald, Kingsway’s President and CEO.  “We launched our Skilled Trades platform, completed six acquisitions in the KSX segment, and – for the first time – KSX represented a majority of revenue and adjusted EBITDA in both the third and fourth quarters.

“Our KSX segment delivered strong results in 2025, with revenue growing 59% and adjusted EBITDA increasing 41% as our operator-led model continues to demonstrate its value creation potential.  Our Extended Warranty segment’s cash sales momentum throughout 2025 and moderating claims costs gives us increasing confidence in the segment’s earnings trajectory. Cash sales grew 9% for the full year, accelerating to 11% in the fourth quarter – a consistent pattern of strengthening demand, especially across our dealer and credit union channels.

“As we look forward to the coming year, there is real momentum across our businesses.  For 2026, we are budgeting double-digit organic growth in revenue and adjusted EBITDA in the KSX segment, and double-digit organic growth in revenue and Modified Cash adjusted EBITDA in the Extended Warranty segment.

“We anticipate completing three to five acquisitions in 2026 through our KSX platform, consistent with the targets outlined last year. Combined with continued healthy organic growth, these acquisitions positions Kingsway for a year of meaningful expansion."

“Finally, I am pleased to highlight Kingsway’s Portfolio LTM EBITDA of $22.0 million to $23.0 million, which represents the pro forma earnings power of our currently-owned operating companies over the last twelve months. As we begin 2026, this provides a strong foundation for continued growth.

“Our focus at Kingsway remains unchanged: to support our Operator CEOs, to grow the businesses we own, to acquire additional high-quality businesses through our Search Fund platform, and to create meaningful long-term value for shareholders.”

Conference Call and Webcast

Management will host a conference call at 5 p.m. Eastern Time today to discuss the results and host a live Q&A session. Additionally, investors may also submit questions via email to: James@HaydenIR.com.

Conference Call Information

Date: Tuesday, March 12, 2026
Time: 5 p.m. Eastern Time
Toll Free: 877-545-0320; Code: 478693
International: +1 973-528-0002; Code: 478693
Live Webcast Link: https://www.webcaster5.com/Webcast/Page/2928/53724

Conference Call Replay Information

Toll Free: 877-481-4010
International:+1-919-882-2331
Replay Passcode: 53724
Replay Webcast Link: https://www.webcaster5.com/Webcast/Page/2928/53724

About the Company

Kingsway Financial Services Inc. (“Kingsway”) (NYSE: KFS) is the only publicly-traded US company employing the Search Fund model to acquire and build great businesses.

Kingsway owns and operates a collection of high-quality B2B and B2C services companies that are asset-light, growing, profitable, and that have recurring revenues. Kingsway seeks to compound long-term shareholder value on a per share basis via its decentralized management model, its talented team of operators, and its tax-advantaged corporate structure.

Non U.S. GAAP Financial Measure

Management believes that non-GAAP adjusted EBITDA and Portfolio LTM EBITDA, when presented in conjunction with comparable GAAP measures, provide useful information about the Company's operating results and enhance the overall ability to assess the Company's financial performance.

Management uses non-GAAP adjusted EBITDA, together with other measures of performance under GAAP, to compare the relative performance of operations in planning, budgeting, and reviewing the performance of its business. Non-GAAP adjusted EBITDA allows investors to make a more meaningful comparison between the Company’s core business operating results over different periods of time. Management believes that non-GAAP adjusted EBITDA, when viewed with the Company's results under GAAP and the accompanying reconciliations, provides useful information about the Company's business without regard to potential distortions. By eliminating potential differences in results of operations between periods caused by the factors listed in the attached schedules, Management believes that non-GAAP adjusted EBITDA can provide useful additional basis for comparing the current performance of the underlying operations being evaluated.

Portfolio LTM EBITDA represents management’s estimate of the trailing twelve-month adjusted EBITDA generated by the Company’s portfolio of operating businesses, including the KSX segment and the Extended Warranty segment. For the KSX segment, Portfolio LTM EBITDA includes the trailing twelve months of adjusted EBITDA for the operating businesses within the segment, including businesses acquired during the period and businesses acquired after the end of the reporting period but prior to the date of this release, as if they had been owned for the full twelve-month period. For the Extended Warranty segment, Portfolio LTM EBITDA is based on Modified Cash adjusted EBITDA, which reflects timing differences between GAAP revenue recognition and GAAP commission expense to the timing of cash receipts and cash commission expense associated with warranty contracts, as well as an adjustment to investment income for the difference between actual book yield and current market yield; no other adjustments are made. For clarity, Modified Cash adjusted EBITDA defers only the portion of contract premium needed to pay claims over the life of the underlying contract and does not defer any commission expense. Modified Cash adjusted EBITDA is used by management to evaluate the operating performance of the Extended Warranty segment and is also the basis for financial covenant calculations under the Company’s credit agreements.

Investors should consider these non-GAAP measures in addition to, not as a substitute for or as superior to, financial reporting measures prepared in accordance with GAAP. Investors are encouraged to review the Company's financial results prepared in accordance with GAAP to understand the Company's performance, taking into account all relevant factors.

Forward-Looking Statements

This press release may include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are not historical facts and involve risks and uncertainties that could cause actual results to differ materially from those expected and projected. Words such as "expects," "believes," "anticipates," "intends," "estimates," "seeks," and variations and similar words and expressions are intended to identify such forward-looking statements; however, the absence of any such words does not mean that a statement is a not a forward-looking statement. Such forward-looking statements relate to future events or future performance, but reflect Kingsway management's current beliefs, based on information currently available. A number of factors could cause actual events, performance, or results to differ materially from the events, performance, and results discussed in the forward-looking statements. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, please refer to the section entitled "Risk Factors" in the Company's 2025 Annual Report on Form 10-K and subsequent Form 10-Qs and Form 8-Ks filed with the Securities and Exchange Commission. Except as expressly required by applicable securities law, the Company disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events, or otherwise.

Additional Information

Additional information about Kingsway, including a copy of its Annual Reports can be accessed on the EDGAR section of the U.S. Securities and Exchange Commission's website at www.sec.gov, on the Canadian Securities Administrators' website at www.sedar.com, or through the Company's website at www.kingsway-financial.com.

For Investor Inquiries:
Hayden IR
James Carbonara
(646) 755-7412
james@haydenir.com

For Company Inquiries:

Kingsway Financial Services Inc.

Kent Hansen, CFO

(312) 766-2163

khansen@kingsway-financial.com

Kingsway Financial Services Inc.

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Adjusted Consolidated EBITDA

(in thousands)

(UNAUDITED)

	Twelve Months Ended	For the Three Months Ended
	12/31/25	12/31/25	9/30/25	6/30/25	3/31/25
GAAP Net Income (Loss)	$(10,252)	$(1,584)	$(2,411)	$(3,165)	$(3,092)

Non-GAAP Adjustments:
Changes in fair value; realized gains/losses (1)	2	12	48	(36)	(22)
Employee related expenses (2)	2,335	383	726	731	495
Other items (3)	4,105	711	1,317	982	1,095
Depreciation, amortization, tax and interest expense	11,605	3,209	2,379	3,141	2,876
Total Non-GAAP Adjustments	18,047	4,315	4,470	4,818	4,444

Non-GAAP Adjusted Consolidated EBITDA	$7,795	$2,731	$2,059	$1,653	$1,352

	Twelve Months Ended	For the Three Months Ended
	12/31/24	12/31/24	9/30/24	6/30/24	3/31/24
GAAP Net Income (Loss)	$(8,295)	$(1,470)	$(2,311)	$(2,186)	$(2,328)

Non-GAAP Adjustments:
Discontinued operations	182	1	135	(167)	213
Changes in fair value; realized gains/losses (1)	605	133	(81)	145	408
Employee related expenses (2)	2,259	390	990	412	467
Other items (3)	1,832	225	956	590	61
Depreciation, amortization, tax and interest expense	14,399	4,117	3,343	3,659	3,280
Total Non-GAAP Adjustments	19,277	4,866	5,343	4,639	4,429

Non-GAAP Adjusted Consolidated EBITDA	$10,982	$3,396	$3,032	$2,453	$2,101

(1)	Includes realized and unrealized gains and losses on non-core investments; change in the fair value of subordinated debt (net of the portion of the change attributable to instrument-specific credit risk); unrealized gains and losses; and change in the fair value of the Ravix earn-out (changes in fair value recorded as other income or expense).
(2)	Employee related expenses includes non-cash expense arising from the grant and modification of stock-based awards to employees; and costs associated with employees assisting during a transition period and are not expected to be replaced once transition period has ended (approximately one year from acquisition date).
(3)	Other items include: legal expenses associated with the Company’s defense against significant litigation matters; acquisition and disposition-related expenses; and other non-recurring items.

Kingsway Financial Services Inc.

Reconciliation of KSX Segment Operating Income to Non-GAAP Adjusted EBITDA

(in thousands)

(UNAUDITED)

	Twelve Months Ended	For the Three Months Ended
	12/31/25	12/31/25	9/30/25	6/30/25	3/31/25
GAAP Operating Income for KSX segment	$7,787	$1,810	$2,185	$2,049	$1,743

Non-GAAP Adjustments:
Acquisition and employee costs (1)	713	279	178	204	52
Investment income (2)	113	29	30	29	25
Depreciation	844	367	267	113	97
Total Non-GAAP Adjustments	1,670	675	475	346	174

Non-GAAP adjusted EBITDA for KSX segment	$9,457	$2,485	$2,660	$2,395	$1,917

	Twelve Months Ended	For the Three Months Ended
	12/31/24	12/31/24	9/30/24	6/30/24	3/31/24
GAAP Operating Income for KSX segment	$5,662	$1,734	$1,144	$1,441	$1,343

Non-GAAP Adjustments:
Acquisition and employee costs (1)	462	65	120	139	138
Investment income (2)	138	33	27	68	10
Depreciation (3)	455	101	110	180	64
Total Non-GAAP Adjustments	1,055	199	257	387	212

Non-GAAP adjusted EBITDA for KSX segment	$6,717	$1,933	$1,401	$1,828	$1,555

(1)	Costs associated with acquisitions and employees assisting during a transition period and are not expected to be replaced once transition period has ended (approximately one year from acquisition date).
(2)	Investment income from interest on client deposits (Ravix, CSuite), as well as imputed interest on long-term software contracts (SPI).
(3)	The June 30, 2024 quarter includes a one-time catch-up for depreciation associated with the finalization of the DDI purchase accounting.

Kingsway Financial Services Inc.

Reconciliation of Extended Warranty Segment Operating Income to Non-GAAP Adjusted EBITDA

and Pro Forma Non-GAAP Adjusted EBITDA

(in thousands)

(UNAUDITED)

	Twelve Months Ended	For the Three Months Ended
	12/31/25	12/31/25	9/30/25	6/30/25	3/31/25
GAAP Operating Income for Extended Warranty segment	$1,154	$301	$401	$(63)	$515

Non-GAAP Adjustments:
Investment income (1)	1,254	342	324	341	247
Employee costs	352	—	—	302	50
Other costs (2)	158	158	—	—	—
Depreciation	161	47	37	39	38
Total Non-GAAP Adjustments	1,925	547	361	682	335

Non-GAAP adjusted EBITDA for Extended Warranty segment	$3,079	$848	$762	$619	$850

	Twelve Months Ended	For the Three Months Ended
	12/31/24	12/31/24	9/30/24	6/30/24	3/31/24
GAAP Operating Income for Extended Warranty segment	$5,942	$1,918	$1,704	$1,244	$1,076

Non-GAAP Adjustments:
Investment income (1)	1,362	394	327	321	320
Depreciation	188	39	41	56	52
Total Non-GAAP Adjustments	1,550	433	368	377	372

Non-GAAP adjusted EBITDA for Extended Warranty segment	$7,492	$2,351	$2,072	$1,621	$1,448

(1)	Investment income arising as part of Extended Warranty segment’s minimum holding requirements, as well as realized gains and losses resulting from investments either held in trust as part of Extended Warranty segment’s minimum holding requirements or from the deployment of excess cash.
(2)	Other costs include one-time items not expected to be incurred going forward.